Hudson Pacific Properties, Inc.
Press Release

Hudson Pacific Properties Reports
Second Quarter 2022 Financial Results
– Leasing Activity Accelerates to Over 700,000 Square Feet –
– Strong Rent Spreads of 16.2% GAAP and 5.5% Cash –
– In-Service Office Portfolio 92.3% Leased –
– Same-Property Cash NOI Growth North of 7% –
– Updates 2022 Outlook –
____________
LOS ANGELES (July 26, 2022)—Hudson Pacific Properties, Inc. (NYSE: HPP), a unique provider of end-to-end real estate solutions for dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries, today announced financial results for the second quarter 2022.
“With our sharp focus on leasing we signed over 700,000 square feet during the quarter, leveraging our specialized expertise in serving the tech and media industries across our world-class, amenitized, collaborative and sustainable office and studio space,” said Victor Coleman, Hudson Pacific's Chairman and CEO. “This leasing activity combined with 16% GAAP and nearly 6% cash rent growth, and the fact that our leasing pipeline remains close to 2 million square feet, reflects the recovery in tenant demand we saw at the beginning of the second quarter. On the development front, we have nearly 790,000 square feet of compelling state-of-the-art office and studio value creation opportunities under construction. These accomplishments notwithstanding, while more than 65% of our debt is at fixed rates, given the current interest rate environment we expect to incur interest rate-related pressure on our results in the coming quarters. From a capital allocation perspective, we continued to repurchase our common stock, inclusive of the successful conclusion of our accelerated share repurchase program subsequent to the quarter, as part of our ongoing efforts to enhance long-term shareholder value.”
Financial Results Compared to Second Quarter 2021
•Total revenue increased 16.6% to $251.4 million
•Same-store property cash NOI grew 7.3% to $125.2 million
•Net loss attributable to common stockholders of $7.4 million, or $0.05 per diluted share, compared to net income of $2.3 million, or $0.02 per diluted share
•FFO, excluding specified items, of $74.6 million, or $0.51 per diluted share, compared to $74.4 million, or $0.49 per diluted share. Specified items consist of transaction-related expenses of $1.1 million, or $0.01 per diluted share, and a one-time property tax expense of $0.5 million, or $0.00 per diluted share, compared to transaction-related expenses of $1.1 million, or $0.01 per diluted share, and a one-time property tax expense of $0.3 million, or $0.00 per diluted share
•FFO of $73.0 million, or $0.50 per diluted share, compared to $73.0 million, or $0.48 per diluted share
•AFFO of $58.7 million, or $0.40 per diluted share, compared to $60.1 million, or $0.39 per diluted share
Leasing
•Executed 714,000 square feet of new and renewal leases including nearly 500,000 square feet of leases in the San Francisco Bay Area

Hudson Pacific Properties, Inc.
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•Completed significant renewals of Nutanix in North San Jose for 216,000 square feet through 2030 and Stanford in Palo Alto for 43,000 square feet through 2027
•GAAP and cash rents increased 16.2% and 5.5%, respectively, from prior levels
•In-service office portfolio ended the quarter at 90.8% occupied and 92.3% leased
•Studio portfolio was 84.0% occupied and leased over the trailing 12-months
Development
•Tenant improvements underway at office (re)developments including the fully leased 584,000-square-foot One Westside and 130,000-square-foot Harlow projects with GAAP rents commenced and stabilization anticipated in the second quarter 2023 and fourth quarter 2022, respectively
•Under construction projects include Sunset Glenoaks, a 7-stage, 241,000-square-foot studio development in Los Angeles for delivery in the second half of 2023, and Washington 1000, a 546,000-square-foot office development in Seattle for delivery in early 2024
•Secured entitlements for Burrard Exchange, a 450,000-square-foot hybrid mass-timber office building in Downtown Vancouver, with the ability to start construction in 2023
•Subsequent to the quarter, secured entitlements for the 21-stage, 1.2 million-square-foot Sunset Waltham Cross studio development in Broxbourne, UK with the ability to start construction in 2023
Transactions
•Completed acquisition of Washington 1000 development site for $85.6 million before closing adjustments
•Subsequent to the quarter, entered into an agreement to sell Northview Center office property in Lynnwood, Washington for $46.0 million before closing adjustments with anticipated third quarter closing
Capital Markets
•Repurchased 2.1 million shares of common stock outside of the accelerated share repurchase (ASR) program at an average price of $17.65 per share
•Subsequent to the quarter, completed the ASR program, with a total of 8.1 million shares purchased at an average price of $24.60 since inception in February of 2022
Balance Sheet as of June 30, 2022
•$781.5 million of total liquidity comprised of $266.5 million of unrestricted cash and cash equivalents (which includes proceeds from the settlement of US government securities used to repay $126.4 million of in-substance defeased debt subsequent to the quarter) and $515.0 million of undrawn capacity under the unsecured revolving credit facility. The Company also has $143.9 million and $85.5 million of undrawn capacity under the construction loans secured by One Westside/10850 Pico and Sunset Glenoaks, respectively
•$3.3 billion of the Company's share of unsecured and secured debt and preferred units (net of cash and cash equivalents)
•69.4% unsecured and 65.5% fixed-rate debt with a weighted average maturity of 4.7 years (including extensions)
Dividend
•The Company's Board of Directors declared and paid dividends on its common stock of $0.25 per share, equivalent to an annual rate of $1.00 per share, and on its 4.750% Series C cumulative preferred stock of $0.296875 per share, equivalent to an annual rate of $1.18750 per share
ESG Leadership
•Published 2021 Corporate Responsibility Report with accomplishments including: boosting in-service portfolio LEED, ENERGY STAR and Fitwel certifications to over 80%, 70% and 30%,

Hudson Pacific Properties, Inc.
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respectively; maintaining 100% carbon neutral operations while reducing absolute greenhouse gas emissions (without any offsetting instruments) 25% from a 2018 baseline; hiring a Vice President of Diversity and Inclusion to further the Company's diversity, equity and inclusion initiatives; investing $3 million in a California supportive housing fund and pledging to donate $1 million to Los Angeles-based veterans supportive housing; and launching impact investing platform, EquiBlueTM, that seeks to leverage commercial real estate to provide economic opportunity and upward mobility for women and people of color
2022 Outlook
The Company is updating its 2022 full-year FFO guidance to a range of $2.00 to $2.06 per diluted share, excluding specified items, from the prior range of $2.02 to $2.08. Specified items consist of $1.4 million of transaction-related expenses, $8.5 million trade name non-cash impairment and $0.5 million one-time property tax expense identified as excluded items in the Company's year-to-date 2022 FFO. This guidance assumes the successful disposition of Northview Center and Del Amo before the end of the third quarter for gross proceeds of $48.8 million before closing adjustments, which the Company expects to use to repay outstanding amounts under its unsecured revolving credit facility.

The FFO outlook reflects management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of events referenced in this press release and in earlier announcements. It otherwise excludes any impact from new acquisitions, dispositions, debt financings or repayments, recapitalizations, capital markets activity or similar matters. There can be no assurance that actual results will not differ materially from this estimate.
Below are some of the assumptions the Company used in providing this guidance (dollars and share data in thousands):

	Current Guidance
	Full Year 2022
Metric	Low	High
FFO per share	$2.00	$2.06
Growth in same-store property cash NOI(1)(2)	2.50%	3.50%
GAAP non-cash revenue (straight-line rent and above/below-market rents)(3)	$40,000	$50,000
GAAP non-cash expense (straight-line rent expense and above/below-market ground rent)	$(4,500)	$(4,500)
General and administrative expenses(4)	$(79,000)	$(83,000)
Interest expense(5)	$(146,500)	$(149,500)
Interest income	$1,750	$1,850
Corporate-related depreciation and amortization	$(17,950)	$(18,050)
FFO from unconsolidated joint ventures	$7,000	$8,000
FFO attributable to non-controlling interests	$(68,500)	$(72,500)
FFO attributable to preferred units/shares	$(21,000)	$(21,000)
Weighted average common stock/units outstanding—diluted(6)	146,000	147,000
(1)Same-store for the full year 2022 is defined as the 42 stabilized office properties and three studio properties owned and included in the portfolio as of January 1, 2021, and anticipated to still be owned and included in the portfolio through December 31, 2022. Same-store property cash NOI growth assumes the expiration (without renewal or backfill in 2022) of all 376,817 square feet leased to Qualcomm at Skyport Plaza as of July 31, 2022. Adjusted for this expiration, full year 2022 same-store property cash NOI growth would be 4.25% - 5.25%.
(2)Please see non-GAAP information below for definition of cash NOI.
(3)Includes non-cash straight-line rent associated with the studio and office properties.
(4)Includes non-cash compensation expense, which the Company estimates at $25,000 in 2022.
(5)Includes amortization of deferred financing costs and loan discounts/premiums, which the Company estimates at $13,000 in 2022.
(6)Diluted shares represent ownership in the Company through shares of common stock, OP Units and other convertible or exchangeable instruments. The weighted average fully diluted common stock/units outstanding for 2022 includes an estimate for the dilution impact of stock grants to the Company's executives under its 2020, 2021 and 2022 long-term incentive programs. This estimate is based on the projected award potential of such programs as of the end of the most recently completed quarter, as calculated in accordance with the ASC 260, Earnings Per Share.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis,

Hudson Pacific Properties, Inc.
Press Release

including the information under "FFO Guidance" above, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, acquisition costs and other non-core items that have not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.
Supplemental Information
Supplemental financial information regarding Hudson Pacific's second quarter 2022 results may be found on the Investors section of the Company's website at HudsonPacificProperties.com. This supplemental information provides additional detail on items such as property occupancy, financial performance by property and debt maturity schedules.
Conference Call
The Company will hold a conference call to discuss second quarter 2022 financial results at 11:00 a.m. PT / 2:00 p.m. ET on July 27, 2022. Please dial (844) 200-6205 and enter passcode 242133 to access the call. International callers should dial (929) 526-1599. A live, listen-only webcast and replay can be accessed via the Investors section of the Company's website at HudsonPacificProperties.com.
About Hudson Pacific Properties
Hudson Pacific Properties (NYSE: HPP) is a real estate investment trust serving dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries. Hudson Pacific’s unique and high-barrier tech and media focus leverages a full-service, end-to-end value creation platform forged through deep strategic relationships and niche expertise across identifying, acquiring, transforming and developing properties into world-class amenitized, collaborative and sustainable office and studio space. For more information visit HudsonPacificProperties.com.
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events, or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company's control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by the Company from time to time with the SEC.

Hudson Pacific Properties, Inc.
Press Release

Investor Contact
Laura Campbell
Executive Vice President, Investor Relations & Marketing
(310) 622-1702
lcampbell@hudsonppi.com
Media Contact
Laura Murray
Senior Director, Communications
(310) 622-1781
lmurray@hudsonppi.com

(FINANCIAL TABLES FOLLOW)

Hudson Pacific Properties, Inc.
Press Release

Consolidated Balance Sheets
Unaudited, in thousands, except share data

	June 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Investment in real estate, at cost	$8,562,340	$8,361,477
Accumulated depreciation and amortization	(1,413,526)	(1,283,774)
Investment in real estate, net	7,148,814	7,077,703
Non-real estate property, plant and equipment, net	60,222	58,469
Cash and cash equivalents	266,538	96,555
Restricted cash	49,025	100,321
Accounts receivable, net	15,602	25,339
Straight-line rent receivables, net	269,015	240,306
Deferred leasing costs and intangible assets, net	336,439	341,444
U.S. Government securities	—	129,321
Operating lease right-of-use assets	299,673	287,041
Prepaid expenses and other assets, net	99,151	119,000
Investment in unconsolidated real estate entities	161,845	154,731
Goodwill	109,473	109,439
Assets associated with real estate held for sale	234,841	250,520
TOTAL ASSETS	$9,050,638	$8,990,189

LIABILITIES AND EQUITY
Liabilities
Unsecured and secured debt, net	$4,129,034	$3,733,903
In-substance defeased debt	126,397	128,212
Joint venture partner debt	66,136	66,136
Accounts payable, accrued liabilities and other	313,572	300,959
Operating lease liabilities	307,072	293,596
Intangible liabilities, net	37,485	42,290
Security deposits and prepaid rent	82,906	84,939
Liabilities associated with real estate held for sale	3,072	3,898
Total liabilities	5,065,674	4,653,933

Redeemable preferred units of the operating partnership	9,815	9,815
Redeemable non-controlling interest in consolidated real estate entities	126,420	129,449

Equity
Hudson Pacific Properties, Inc. stockholders' equity:
Preferred stock, $0.01 par value, 18,400,000 authorized at June 30, 2022 and December 31, 2021, respectively; 4.750% Series C cumulative redeemable preferred stock; $25.00 per share liquidation preference, 17,000,000 outstanding at June 30, 2022 and December 31, 2021, respectively	425,000	425,000
Common stock, $0.01 par value, 481,600,000 authorized, 141,609,336 shares and 151,124,543 shares outstanding at June 30, 2022 and December 31, 2021, respectively	1,415	1,511
Additional paid-in capital	2,985,666	3,317,072
Accumulated other comprehensive loss	(7,051)	(1,761)
Total Hudson Pacific Properties, Inc. stockholders' equity	3,405,030	3,741,822
Non-controlling interest—members in consolidated real estate entities	384,707	402,971
Non-controlling interest—units in the operating partnership	58,992	52,199
Total equity	3,848,729	4,196,992
TOTAL LIABILITIES AND EQUITY	$9,050,638	$8,990,189

Hudson Pacific Properties, Inc.
Press Release

Consolidated Statements of Operations
Unaudited, in thousands, except share data

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021		2022	2021
REVENUES
Office
Rental	$211,836	$192,552		$418,028	$382,413
Service and other revenues	4,408	3,151		9,616	5,433
Total office revenues	216,244	195,703		427,644	387,846
Studio
Rental	13,438	11,551		26,832	23,704
Service and other revenues	21,748	8,348		41,467	17,171
Total studio revenues	35,186	19,899		68,299	40,875
Total revenues	251,430	215,602		495,943	428,721
OPERATING EXPENSES
Office operating expenses	78,558	69,111		152,189	135,673
Studio operating expenses	20,686	12,466		39,669	23,919
General and administrative	21,871	17,109		42,383	35,558
Depreciation and amortization	91,438	84,178		183,631	166,939
Total operating expenses	212,553	182,864		417,872	362,089
OTHER INCOME (EXPENSE)
Income from unconsolidated real estate entities	1,780	470		2,083	1,105
Fee income	1,140	797		2,211	1,645
Interest expense	(33,719)	(30,689)		(64,555)	(60,975)
Interest income	920	937		1,830	1,934
Management services reimbursement income—unconsolidated real estate entities	1,068	626		2,176	626
Management services expense—unconsolidated real estate entities	(1,068)	(626)		(2,176)	(626)
Transaction-related expenses	(1,126)	(1,064)		(1,382)	(1,064)
Unrealized (loss) gain on non-real estate investments	(1,818)	5,018		(168)	10,793
Impairment loss	(3,250)	—		(23,753)	—
Other income (expense)	742	(1,177)		1,594	(1,629)
Total other expenses	(35,331)	(25,708)		(82,140)	(48,191)
Net income (loss)	3,546	7,030	—	(4,069)	18,441
Net income attributable to Series A preferred units	(153)	(153)		(306)	(306)
Net income attributable to Series C preferred shares	(5,047)	—		(10,337)	—
Net income attributable to participating securities	(300)	(276)		(594)	(554)
Net income attributable to non-controlling interest in consolidated real estate entities	(7,081)	(5,549)		(15,642)	(12,179)
Net loss attributable to redeemable non-controlling interest in consolidated real estate entities	1,506	1,282		3,396	1,964
Net loss (income) attributable to common units in the operating partnership	93	(19)		323	(69)
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(7,436)	$2,315		$(27,229)	$7,297

BASIC AND DILUTED PER SHARE AMOUNTS
Net (loss) income attributable to common stockholders—basic	$(0.05)	$0.02		$(0.19)	$0.05
Net (loss) income attributable to common stockholders—diluted	$(0.05)	$0.02		$(0.19)	$0.05
Weighted average shares of common stock outstanding—basic	143,816,698	151,169,612		146,487,388	150,997,564
Weighted average shares of common stock outstanding—diluted	143,816,698	152,683,463		146,487,388	151,302,845

Hudson Pacific Properties, Inc.
Press Release

Funds From Operations
Unaudited, in thousands, except per share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
RECONCILIATION OF NET INCOME (LOSS) TO FUNDS FROM OPERATIONS (“FFO”)(1):
Net income (loss)	$3,546	$7,030	$(4,069)	$18,441
Adjustments:
Depreciation and amortization—Consolidated	91,438	84,178	183,631	166,939
Depreciation and amortization—Non-real estate assets	(4,485)	(590)	(8,917)	(1,167)
Depreciation and amortization—Company's share from unconsolidated real estate entities	1,320	1,550	2,689	3,061
Impairment loss—Real estate assets	3,250	—	15,253	—
Unrealized loss (gain) on non-real estate investments	1,818	(5,018)	168	(10,793)
Tax impact of unrealized gain on non-real estate investment	—	1,876	—	1,876
FFO attributable to non-controlling interests	(18,687)	(15,839)	(38,687)	(32,462)
FFO attributable to preferred shares and units	(5,200)	(153)	(10,643)	(306)
FFO to common stockholders and unitholders	73,000	73,034	139,425	145,589
Specified items impacting FFO:
Transaction-related expenses	1,126	1,064	1,382	1,064
One-time prior period net property tax adjustment—Company’s share	477	335	451	1,372
Impairment loss—Trade name	—	—	8,500	—
FFO (excluding specified items) to common stockholders and unitholders	$74,603	$74,433	$149,758	$148,025

Weighted average common stock/units outstanding—diluted	146,344	152,683	149,249	152,675
FFO per common stock/unit—diluted	$0.50	$0.48	$0.93	$0.95
FFO (excluding specified items) per common stock/unit—diluted	$0.51	$0.49	$1.00	$0.97

1.Hudson Pacific calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), adjusting for consolidated and unconsolidated joint ventures. The calculation of FFO includes amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. Hudson Pacific believes that FFO is a useful supplemental measure of its operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company's activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company's FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, Hudson Pacific believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company's performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. Hudson Pacific uses FFO per share to calculate annual cash bonuses for certain employees.

However, FFO should not be viewed as an alternative measure of Hudson Pacific's operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, which are significant economic costs and could materially impact the Company's results from operations.

Hudson Pacific Properties, Inc.
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Net Operating Income
Unaudited, in thousands

	Three Months Ended June 30,
	2022	2021
RECONCILIATION OF NET INCOME TO NET OPERATING INCOME (“NOI”)(1):
Net income	$3,546	$7,030
Adjustments:
Income from unconsolidated real estate entities	(1,780)	(470)
Fee income	(1,140)	(797)
Interest expense	33,719	30,689
Interest income	(920)	(937)
Management services reimbursement income—unconsolidated real estate entities	(1,068)	(626)
Management services expense—unconsolidated real estate entities	1,068	626
Transaction-related expenses	1,126	1,064
Unrealized loss (gain) on non-real estate investments	1,818	(5,018)
Impairment loss	3,250	—
Other (income) expense	(742)	1,177
General and administrative	21,871	17,109
Depreciation and amortization	91,438	84,178
NOI	$152,186	$134,025

NET OPERATING INCOME BREAKDOWN
Same-store office cash revenues	180,770	168,897
Straight-line rent	305	4,599
Amortization of above-market and below-market leases, net	1,750	2,647
Amortization of lease incentive costs	(398)	(422)
Same-store office revenues	182,427	175,721

Same-store studios cash revenues	20,025	19,741
Straight-line rent	646	167
Amortization of lease incentive costs	(9)	(9)
Same-store studio revenues	20,662	19,899

Same-store revenues	203,089	195,620

Same-store office cash expenses	63,431	59,567
Straight-line rent	325	325
Non-cash portion of interest expense	21	10
Amortization of above-market and below-market ground leases, net	586	586
Same-store office expenses	64,363	60,488

Same-store studio cash expenses	12,152	12,387
Non-cash portion of interest expense	69	79
Same-store studio expenses	12,221	12,466

Same-store expenses	76,584	72,954

Same-store net operating income	126,505	122,666
Non-same-store net operating income	25,681	11,359
NET OPERATING INCOME	$152,186	$134,025

SAME-STORE OFFICE NOI INCREASE	2.5%
SAME-STORE OFFICE CASH NOI INCREASE	7.3%
SAME-STORE STUDIO NOI INCREASE	13.6%
SAME-STORE STUDIO CASH NOI INCREASE	7.1%

Hudson Pacific Properties, Inc.
Press Release

1.Hudson Pacific evaluates performance based upon property NOI from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of the Company's performance, or as an alternative to cash flows as a measure of liquidity, or the Company's ability to make distributions. All companies may not calculate NOI in the same manner. Hudson Pacific considers NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating the Company's properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Hudson Pacific calculates NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. Hudson Pacific defines NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. Hudson Pacific believes NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.